EXHIBIT (h)(7)

Addendum to the
Mutual Fund Services Agreement

This Addendum to the Mutual Fund Services Agreement is entered into this 19th day of October, 2009 by and between AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM"), a Delaware corporation and J.P.MORGAN INVESTOR SERVICES CO. ("J.P. Morgan"), a Delaware corporation.

WHEREAS, ACIM and J.P. Morgan entered into a Mutual Fund Services Agreement dated as of July 2, 2008, BE IT KNOWN, that for good consideration the parties make the following additions or changes as part of said contract as if contained therein:

Retroactive to the date of the commencement of services, Schedule A-6 is added to the agreement and the fees for the Accounts (Sleeves) listed on Schedule A-6 are $3,500 per Account annually.

All other terms and provisions of said contract shall remain in full force and effect.

Signed this 19th day of October, 2009.

American Century Investment Management, Inc.

By:              /s/ Merele May
Name:         Merele May
Title:           Vice President

J.P. Morgan Investor Services, Co.

By:              /s/ Daniel J. Manniello
Name:         Daniel J. Manniello
Title:           Executive Director

		Schedule A-6
		Sleeve Accounts Maintained for Mutual Funds

TITAN	GTI
P61031	26558	AMERICAN CENTURY MUTUAL FUNDS, INC. - BALANCED FUND
90107	48612	AC Mutual Funds, Inc. - Balanced Equity
90108	48613	AC Mutual Funds, Inc. - Balanced Bond

P62081	07962	AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. - VP BALANCED FUND
90109	48614	AC Variable Portfolios, Inc. - VP Bal Equity
90110	48615	AC Variable Portfolios, Inc. - VP Bal Bond

P67044	7980	AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC. - STRATEGIC ALLOCATION: CONSERVATIVE FUND
90111	48616	AC Strategic Asset Allocations, Inc. Strat Alloc Con HighQual
90112	48617	AC Strategic Asset Allocations, Inc. Strat Alloc Con ValueLrg Cap
90113	48618	AC Strategic Asset Allocations, Inc. Strat Alloc Con Cash
90114	48619	AC Strategic Asset Allocations, Inc. Strat Alloc Con Core
90115	48620	AC Strategic Asset Allocations, Inc. Strat Alloc Con Dev Mkts
90116	48621	AC Strategic Asset Allocations, Inc. Strat Alloc Con Value
90117	48622	AC Strategic Asset Allocations, Inc. Strat Alloc Con Largecap
90118	48623	AC Strategic Asset Allocations, Inc. Strat Alloc Con Midcap
90119	48624	AC Strategic Asset Allocations, Inc. Strat Alloc Con Intl Bond
90120	48625	AC Strategic Asset Allocations, Inc. Strat Alloc Con SmallCap
90121	48626	AC Strategic Asset Allocations, Inc. Strat Alloc Con Growth
04117	57799	AC Strategic Asset Allocations, Inc. Strat Alloc Con TIPS

P67045	7982	AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC. - STRATEGIC ALLOCATION: MODERATE FUND
90122	48627	AC Strategic Asset Allocations, Inc. - StratMod Bond - HighQual
90123	48628	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Eq ValueLrg
90124	48629	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Cash
90125	49049	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Core
90126	48631	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Dev Mkts
90127	48632	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Value
90128	48633	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod LargeCap
90129	48634	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod MidCap
90130	48635	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Intl Bond
90131	48636	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Smallcap
90132	48637	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Growth
90133	48638	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod Emerging Mkts
90134	48639	AC Strategic Asset Allocations, Inc. - Strat Alloc Mod High Yield
04118	57800	AC Strategic Asset Allocations, Inc - Strat Alloc Mod TIPS

P67046	7984	AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC - STRATEGIC ALLOCATION: AGGRESSIVE FUND
90135	48640	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Bd HighQual
90136	48641	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Eq ValueLrg
90137	closed	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Cash
90138	48643	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Core
90139	48644	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Develop Mkts
90140	48645	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Value
90141	48646	AC Strategic Asset Allocations, Inc. - StratAgg Largecap
90142	48647	AC Strategic Asset Allocations, Inc. - StratAgg Midcap
90143	48648	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Intl Bond
90144	48649	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Smallcap
90145	48650	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Growth
90146	48651	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Emerging Mkts
90147	48652	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg High Yield
90148	48653	AC Strategic Asset Allocations, Inc. - Strat Alloc Agg Intl Bds Corp Hyld
04119	57801	AC Strategic Asset Allocations, Inc - Strat Alloc Agg TIPS